SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report:
March 1, 2004

BAR HARBOR BANKSHARES

MAINE	841105-D	01-0293663
(State)	(Commission File Number)	(IRS Employer ID)

Address of Principal Executive Offices:
PO Box 400, 82 Main Street
Bar Harbor, ME 04609-0400

Registrant’s Telephone Number: (207) 288-3314

ITEM 5- OTHER EVENTS AND REGULATION FD DISCLOSURE.

On March 1, 2004 – Bar Harbor Bankshares (AMEX: BHB), issued a press release announcing the approval by the BHB Board of Directors of a new stock repurchase plan for the repurchase of up to 10% of BHB’ shares of its outstanding common stock, or approximately 310,000 shares, beginning March 4, 2004 and continuing through December 31, 2004. A copy of the BHB press release is attached as an exhibit to this Form 8-K.

ITEM 7 – FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements: Not applicable

(b) Pro forma financial information: Not applicable

(c) Exhibits:

99.1 Copy of Company’s press release dated March 1, 2004 filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAR HARBOR BANKSHARES

Dated: March 1, 2004                                     /s/Joseph M. Murphy

                                                                    Joseph M. Murphy
                                                                    President and Chief Executive Officer

FOR IMMEDIATE RELEASE

For further information contact:
Joseph M. Murphy
President and CEO
(207) 288-3314

BAR HARBOR BANKSHARES BOARD AUTHORIZES STOCK REPURCHASE

Bar Harbor, Maine (March 1, 2004) – Bar Harbor Bankshares (AMEX:BHB) The Board of Directors of Bar Harbor Bankshares (the "Company") has authorized the repurchase of up to 10% of the Company’s outstanding shares of common stock, or approximately 310,000 shares. Purchases will begin March 4, 2004 and continue through December 31, 2005, and will be made from time to time either in the open market or in privately negotiated transactions. Depending on market conditions and other factors, these purchases may be commenced or suspended at any time or from time-to-time without prior notice.

In making the announcement, Joseph M. Murphy, President and Chief Executive Officer, said, "We believe a stock repurchase represents a wise use of capital at this time and our stock is currently an attractive investment on both a book value and earnings basis." Mr. Murphy added, "The Company continues to exceed regulatory requirements for well capitalized institutions, ending 2003 with a Tier I Capital to Average Assets ratio of 8.9%."

This is the Company’s second stock repurchase program. The first program was authorized by the Company’s Board of Directors in September 1999 and was subsequently continued through December 31, 2003, at which time it expired. Under the prior program, the Company repurchased 339,814 shares at an average price of $18.10 per share.

Bar Harbor Bankshares is the parent company of wholly owned subsidiaries, Bar Harbor Banking and Trust Company and BTI Financial Group. Bar Harbor Banking and Trust Company, founded in 1887, provides full service banking with eleven locations in Down East and Mid Coast Maine.

This press release contains certain forward-looking statements with respect to the business of the Company for which it claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of words like "expects," "plans," "believes," and other words of similar meaning. Those statements include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of the Company and its management, and specifically include statements regarding the Company's stock repurchase program. These forward-looking statements involve numerous risks and uncertainties, including, without limitation: that the stock repurchase program may not result in the purchase of any specific number shares or the repurchase of shares at any particular prices, either because such shares are not available for purchase on terms or at prices deemed desirable by the Company or otherwise. One or more of these factors could affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this press release will prove to be accurate. In light of the uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company, or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.